Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Subsidiaries of FleetCor Technologies, Inc.

Name	Jurisdiction of Organization
Allstar Business Solutions Limited	United Kingdom
Auto Expresso Technologia S.A.	Brazil
Business Fuel Cards Pty Limited	Australia
Cardlink Systems Limited	New Zealand
CarNet System (Slovakia), s.r.o.	Slovakia
CCS Ceska spolecnost pro platebni karty sro	Czech Republic
CCS Slovenska společnost pro platebne karty sro	Slovakia
Ceridian SVS GmbH	Austria
CFN Holding Co.	Delaware, United States
CH Jones Limited	United Kingdom
CJSC “Processingovaya companiya “Eltop”	Russia
CLC Group, Inc.	Delaware, United States
Comdata Inc.	Delaware, United States
Comdata Network Inc. of California	California, United States
Comdata TN, Inc.	Tennessee, United States
Corporate Lodging Consultants, Inc.	Kansas, United States
Crew Transportation Specialists, Inc.	Kansas, United States
CTF Technologies (Canada), ULC	Canada
CTF Technologies Do Brasil, Ltda	Brazil
DBTRANS ADMINISTRAÇÃO DE MEIOS DE PAGAMENTO LTDA	Brazil
Discrete Wireless, Inc (d/b/a NexTraq)	Georgia, United States
Efectivale Servicios, S. de R.L. de C.V.	Mexico
Efectivale, S. de R.L. de C.V.	Mexico
Epyx France SAS	France
Epyx Limited	England and Wales
FCHC Holding Company, LLC	Delaware, United States
Fleet Management Holding Corporation	Delaware, United States
FleetCor Belgium Société Privée à Responsabilité Limitée	Belgium
FleetCor Commercial Card Management (Canada) Ltd.	British Columbia, Canada
FleetCor Deutschland GmbH	Germany
FleetCor Europe Limited	United Kingdom
FleetCor Fuel Cards (Europe) Ltd	United Kingdom
FleetCor Fuel Cards LLC	Delaware, United States
FleetCor Funding, LLC	Delaware, United States
FleetCor Hungary Korlátolt Felelősségű Társaság	Hungary
FleetCor Luxembourg Holding1 S.a.r.l.	Luxembourg
FleetCor Luxembourg Holding2 S.a.r.l.	Luxembourg
FleetCor Luxembourg Holding3 S.a.r.l.	Luxembourg
FleetCor Luxembourg Holding4 S.a.r.l.	Luxembourg
FleetCor POLAND SPÓŁKA Z OGRANICZONA ODPOWIEDZIALNOSC	Poland
FleetCor Tankkarten GmbH	Austria
FleetCor Technologieën B.V.	The Netherlands
FleetCor Technologies Mexico S. de R.L. de C.V.	Mexico
FleetCor Technologies New Zealand Limited	New Zealand
FleetCor Technologies Operating Company—CFN Holding Co.	Luxembourg
FleetCor Technologies Operating Company, LLC	Georgia, United States
FleetCor Technologies Pty Limited	Australia
FleetCor UK Acquisition Limited	United Kingdom
FleetCor UK International Management Limited	United Kingdom

Name	Jurisdiction of Organization
GESTREK – SERVIÇO DE GESTÃO, CALL CENTER E LOGÍSTICA EMPRESARIAL LTDA	Brazil
LLC “Avto-Kart neft”	Russia
LLC “NCT Software”	Russia
LLC “OILCARD”	Russia
LLC “Petrol Plus Region”	Russia
LLC “STC” “Petrol Plus” (new)	Russia
LLC “TD NCT” (new)	Russia
Mannatec, Inc.	Georgia, United States
Masternaut Bidco Limited	United Kingdom
Masternaut Group Holdings LTD	United Kingdom
Maternaut Holdings LTD	United Kingdom
Masternaut Luxembourg Holding, S.a.r.l.	Luxembourg
OU Transit Cargo International (Estonia)	Estonia
Pacific Pride Services, LLC	Delaware, United States
Permicom Permits Services, Inc. (Canada)	Canada
Shanghai Stored Value Solutions Information Technology Co., Ltd.	China
Stored Value Solutions Canada Ltd.	Canada
Stored Value Solutions France SAS	France
Stored Value Solutions GmbH	Germany
Stored Value Solutions GmbH filial	Sweden
Stored Value Solutions Hong Kong Limited	China
Stored Value Solutions International B.V.	The Netherlands
Stored Value Solutions UK Limited	United Kingdom
The Fuelcard Company UK Ltd	United Kingdom
Transit Card Int’l Polska Sp. z.o.o.	Poland
UAB “Transit Card International” (Lithuania)	Lithuania
VB – SERVIÇIOS, COMÉRCIO E ADMINISTRAÇÃO LTDA	Brazil